Exhibit 1.1

Execution Version

CEDAR REALTY TRUST, INC.

7.25% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

(PAR VALUE $.01 PER SHARE)

AT-THE-MARKET ISSUANCE SALES AGREEMENT

Dated: May 29, 2012

Cedar Realty Trust, Inc.

(a Maryland corporation)

7.25% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

(Par Value $.01 Per Share)

AT-THE-MARKET ISSUANCE SALES AGREEMENT

May 29, 2012

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

Ladies and Gentlemen:

Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, confirm their agreement (this “Agreement”) with MLV & Co. LLC (“MLV”), as follows:

SECTION 1. Description of Securities.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through MLV, acting as agent and/or, at the option of the Company, principal, up to 4,000,000 shares (the “Maximum Amount” or the “Securities”) of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate number of Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and MLV shall have no obligation in connection with such compliance. The issuance and sale of the Securities through MLV will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective on May 2, 2012, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company hereby reserves the right to issue and sell securities, including Series B Preferred Stock, other than through or to MLV during the term of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-179956), including a base prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and which incorporates by reference documents the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement, which prospectus supplement specifically relates to the Securities (the “Prospectus Supplement”). The Company will furnish to MLV, for use by MLV, copies (which may be in electronic form) of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) or deemed to be a part of such registration statement pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold (a “Placement Notice”), which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made, a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MLV set forth on Exhibit B, as such Exhibit B may be amended from time to time.

A Placement Notice shall be effective unless and until (i) MLV declines to accept the terms contained therein for any reason, in its sole discretion, (ii) all Placement Securities have been sold, (iii) the Company suspends or terminates the sale of the Placement Securities in accordance with Section 4 below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The compensation payable by the Company to MLV, when MLV is acting as agent, in connection with the sale of the Placement Securities shall be up to 2.00% of the gross sales price of the Placement Securities sold pursuant to this Agreement.

The amount of any commission, discount or other compensation to be paid by the Company to MLV, when MLV is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to MLV and MLV does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

SECTION 3. Sale of Placement Securities by MLV.

Subject to the provisions of Section 6(a), MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. MLV will provide written confirmation to the Company promptly upon making any sale of Placement Securities hereunder, and in no event later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder, setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to MLV pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by MLV (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, MLV may sell Placement Securities by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Series B Preferred Stock or to or through a market maker. Subject to the terms of the Placement Notice, MLV may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Series B Preferred Stock is purchased and sold on the principal market on which the Series B Preferred Stock is listed or quoted.

SECTION 4. Suspension or Termination of Sales.

The Company or MLV may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, as such Exhibit B may be amended from time to time, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to MLV as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time (as defined below) and, to the extent set forth expressly in this Section 5(a), as of each Settlement Date, and agrees with MLV, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the 1933 Act. As of the date hereof, each Applicable Time and each Settlement Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at each deemed effective date with respect to MLV and the Securities pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations, at the date hereof, at each Applicable Time and at each Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at the date hereof, at each Applicable Time and at each Settlement Date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the date hereof, at each Applicable Time and at each Settlement Date included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Prospectus delivered or made available to MLV for use in connection with the offering of any Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below), as of its issue date, each Applicable Time and each Settlement Date, or until any earlier date that the Company notified or notifies MLV as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus, based upon and in conformity with written information furnished to the Company by MLV specifically for use therein, provided that the parties hereby agree that the only such information in the Prospectus is that set forth in the first sentence of the ninth paragraph with regard to affiliates of MLV under the caption “Plan of Distribution” in the Prospectus Supplement, and MLV hereby consents to the use of such information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means the time of each sale of any Placement Securities pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b)

with respect to any offering of Placement Securities, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Placement Securities in this offering, (c) at each Applicable Time and (d) at each Settlement Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(iv) Issuer Free Writing Prospectuses. Each “issuer free writing prospectus” as defined in Rule 433 that is required to be filed with the Commission by the Company, including each free writing prospectus identified on Exhibit F hereto, has been so filed with the Commission in accordance with the requirements of Rule 164 and Rule 433.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent registered public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise indicated in such financial statements. The supporting schedules included or incorporated by reference in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included in the Registration

Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included or incorporated by reference in the Registration Statement and the Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vii) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(viii) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.

(ix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(x) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, any of its subsidiaries or any Joint Venture (as defined below) (the “Properties”) has occurred which would be material with respect to the Company and its subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company’s common stock, par value $.06 per share (the “Common Stock”), in amounts per share that are consistent with past practice, dividends on the Company’s outstanding preferred stock in accordance with the terms thereof, and regular quarterly distributions on the common and preferred units of limited partnership interest in the Operating Partnership (the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or any of its subsidiaries.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its respective jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units in the Operating Partnership as disclosed in the Registration Statement and the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”), is in full force and effect. Amendment No. 6 to the Operating Partnership Agreement, which designates and authorizes the issuance by the Operating Partnership of an additional 4,000,000 units of the Operating Partnership’s 7.25% Series B Preferred Partnership Units (the “Series B Units”) to be issued to the Company in connection with the Company’s sale of any Securities, has been duly authorized, executed and delivered by the general partner and the limited partners of the Operating Partnership and is in full force and effect.

(xiii) Joint Ventures. All of the joint ventures in which the Company or any subsidiary owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule A hereto. The Company’s (or subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule A. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement and the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xiv) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). At the time the Prospectus or any amendment or supplement thereto is issued, at the date hereof, at each Applicable Time and at each Settlement Date, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company have been issued or sold in violation of, or were or are subject to, the preemptive or other similar rights of any securityholder of the Company and, except for the preemptive rights granted to RioCan Real Estate Investment Trust (“RioCan”) pursuant to a Securities Purchase Agreement, dated as of October 26, 2009, among the Company, the Operating Partnership and RioCan (the “RioCan Securities Purchase Agreement”), the issue and sale, as applicable, of Securities by the Company to and by MLV will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(xv) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Series B Units to be issued to the Company in connection with the Company’s sale of any Securities have been, or will be, duly authorized and, upon the Company’s contribution to the Operating Partnership of the net proceeds from the sale of any Securities in accordance with the Operating Partnership Agreement, such Series B Units will be validly issued, fully paid and non-assessable. Except for any outstanding convertible preferred units and warrants to purchase 83,333 Units that are described in the Registration Statement and the Prospectus, there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Authorization and Description of Securities. The Securities to be sold through MLV, as principal or agent, have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and will be registered pursuant to Section 12 of the 1934 Act. Articles supplementary to the Company’s charter designating and classifying an additional 4,000,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock (the “Series B Articles Supplementary”) have been duly authorized, executed and filed by the Company with the Maryland State Department of Assessments and Taxation (the “SDAT”) and are effective under the Maryland General Corporation Law (the “MGCL”). The Series B Preferred Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder, and the Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xviii) Authorization and Description of Conversion Securities. The shares of Common Stock initially issuable upon conversion of the Securities (the “Conversion Securities”) have been duly authorized by the Company, and when issued upon conversion of the Securities in accordance with the terms of the Series B Articles Supplementary, will be validly issued, fully paid and non-assessable. The Company has duly and validly reserved the Conversion Securities for issuance. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, evidencing the Conversion Securities comply or, as of the date of conversion, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). No holder of the Conversion Securities will be subject to personal liability by reason of being such a holder, and, except for the preemptive rights granted to RioCan pursuant to the RioCan Securities Purchase Agreement, the Conversion Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xix) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the execution, delivery and filing of the Series B Articles Supplementary with the SDAT and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance, sale and delivery of the Securities and the use of the proceeds to the Company from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of either the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either the Company or the Operating Partnership, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) REIT Qualification. Commencing with its taxable year ended December 31, 1986, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1954, and commencing with its taxable year ended December 31, 1987, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and except for the approval of the listing of the Securities on the NYSE.

(xxvi) Other Fees. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or MLV for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the knowledge of the Company or the Operating Partnership, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect MLV’s compensation as determined by FINRA.

(xxvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii) Title to Property. (A) The Company, each of its subsidiaries and any joint ventures in which the Company or any subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or its subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the

Registration Statement and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of the Company and its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any subsidiary or any joint venture in which the Company or any subsidiary owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any subsidiary holds Properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the shares of Common Stock of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property). “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, any subsidiary or joint venture obligations, (b) other liens which are expressly described in the Registration Statement and the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement or the Prospectus.

(xxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material

Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any subsidiary and none of them nor any of their directors, officers or employees is connected with the Company or any subsidiary as a promoter, selling agent, trustee, director, officer or employee.

(xxxi) Tax Returns. The Company and each of its subsidiaries, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect), and all such returns are accurate and complete in all material respects. The Company and each of its subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxxii) Absence of Regulation M Violation. Neither the Company nor any subsidiary, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M under the 1934 Act, any action that is designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiii) Registration Rights. Except for the registration rights granted to RioCan pursuant to that certain Registration Rights Agreement, dated October 30, 2009, and the registration rights granted to certain limited partners pursuant to the Operating Partnership

Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(xxxiv) Patriot Act. The Company will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of the Company’s and the Operating Partnership’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control (“OFAC”).

(xxxv) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii) Tax Opinion. The Company’s Chief Financial Officer has reviewed the certificate containing factual representations and covenants which is referenced in the tax opinion rendered by Stroock & Stroock & Lavan LLP pursuant to Section 7(o) hereof and, to the extent such representations involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s Chief Financial Officer has had an opportunity to request additional information and obtain an explanation from the Company’s tax advisors and counsel and has done so to the extent any of the terms were unclear to him.

(xxxviii) NYSE. The outstanding shares of preferred stock of the Company and the Securities to be sold by the Company from time to time hereunder have been or will have been approved for listing, subject only to official notice of issuance, on the NYSE prior to the delivery of the first Placement Notice hereunder, and the Series B Preferred Stock is registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Series B Preferred Stock under the 1934 Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to MLV or to counsel for MLV shall be deemed a representation and warranty by the Company to MLV as to the matters covered thereby.

SECTION 6. Sale and Delivery to MLV; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling Placement Securities, (ii) MLV will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) MLV shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by MLV in the Placement Notice.

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by MLV at which such Placement Securities were sold, after deduction for (i) MLV’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to MLV hereunder pursuant to Section 8 hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting MLV’s or its designee’s account (provided MLV shall have given the Company written notice of such designee at least one full business day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MLV will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will hold MLV harmless against any loss, liability, claim, damage, or expense whatsoever (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable).

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the number of Securities or the aggregate offering price of the Securities, as the case may be, sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount and (B) the amount or number of Securities authorized from time to time to be issued and sold under this Agreement by the Company and notified to MLV in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to MLV in writing. Further, under no circumstances shall the aggregate number of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(e) Limitations on Offers and Sales During Certain Periods. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to MLV given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and MLV shall not be obligated to offer or sell any Securities, (i) during any Company-imposed black-out period unless the Company has made an affirmative determination that it is not in possession of any material non-public information at such time; (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information; or (iii) except as provided in Section 6(f) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(f) Earnings 8-K. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to MLV (with a copy to counsel for MLV) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to MLV, and obtain the consent of MLV to the filing thereof (which shall not be unreasonably withheld or delayed), (ii) provide MLV with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p) and (q) hereof, respectively, (iii) afford MLV the opportunity to conduct a reasonable due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission. If the Company complies with clauses (i) through (iv) of the preceding sentence, then the provisions of clause (iii) of Section 6(e) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the 1934 Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 6(f) shall in no way affect or limit the operation of the provisions of clause (i) or (ii) of Section 6(e) above, which shall have independent application.

SECTION 7. Certain Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with MLV as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by MLV under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will notify MLV promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon MLV’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in MLV’s opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by MLV (provided, however, that the failure of MLV to make such request shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to MLV within a reasonable period of time before the filing and MLV has not objected thereto (provided, however, that the failure of MLV to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)).

(b) Notice of Commission Stop Orders. The Company will advise MLV, promptly after it receives notice, or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to MLV and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered by MLV under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), in each case as soon as reasonably practicable and in such quantities and at such locations as MLV may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus, which may be delivered in electronic form) to MLV to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to MLV will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered by MLV in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for MLV or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly notify MLV to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to MLV such number of copies of such amendment or supplement, which may be delivered in electronic form, as MLV may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify MLV to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with MLV, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as MLV may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to MLV the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by MLV under the 1933 Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company will provide MLV notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Series B Preferred Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Series B Preferred Stock, warrants or any rights to purchase or acquire Series B Preferred Stock.

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise

MLV promptly after it shall have received notice, or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to MLV pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any due diligence review conducted by MLV or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as MLV may reasonably request upon reasonable notice to the Company.

(m) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in the discretion of the Company, in a Current Report on Form 8-K, the number of Placement Securities sold through MLV, the aggregate Net Proceeds to the Company and the compensation payable by the Company to MLV with respect to such Placement Securities during such applicable period.

(n) Representation Dates; Certificates. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date and each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities (except as set forth in clauses (ii) through (v) of this Section 7(n)),

(ii) files an Annual Report on Form 10-K under the 1934 Act or any amendment thereto (each such date of filing is referred to herein as a “10-K Representation Date”),

(iii) files a Quarterly Report on Form 10-Q under the 1934 Act or any amendment thereto,

(iv) files an Earnings 8-K or any amendment thereto, or

(v) files a report on Form 8-K containing amended financial information, capsule financial information, financial statements, supporting schedules or other financial data under the 1934 Act or any amendment thereto (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Accounting Standards Codification, 205-20 and 360 unless any such Form 8-K relating to the reclassification of certain properties as discontinued operations is deemed to be material by MLV) (each such date of filing of one or more of the documents referred to in clauses (i) through (v) of this Section 7(n) shall be a “Representation Date”), the Company shall furnish MLV with a certificate, in the form attached hereto as Exhibit C, executed by the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, promptly and in no event later than three Trading Days after any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earliest to occur of (x) the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date) and (y) the date on which the Company files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date that occurred during the period in which such waiver was in effect and the Company, in reliance on such waiver, did not provide MLV with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or MLV sells any Placement Securities, the Company shall provide MLV with a certificate, in the form attached hereto as Exhibit C, dated the date of the Placement Notice.

(o) Company Counsel Legal Opinions. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n) was in effect, unless MLV agrees otherwise, the Company shall cause to be furnished to MLV a written opinion of Stroock & Stroock & Lavan LLP (“Company Counsel”), or other counsel satisfactory to MLV, dated the date such opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each 10-K Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered after a 10-K Representation Date and during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause to be furnished to MLV a written tax opinion of Company Counsel, or other counsel satisfactory to MLV, dated the date that such tax opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of the opinions of Company Counsel, or other counsel satisfactory to MLV, required to be furnished to MLV pursuant to this Section 7(o) on subsequent Representation Dates, counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that MLV may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented).

(p) MLV Counsel Legal Opinion. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(n)) was in effect, MLV shall have received the favorable opinion of Hunton & Williams LLP, counsel to MLV, dated the date that the opinion is required to be delivered, in customary form and substance reasonably satisfactory to MLV, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton & Williams LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Stroock & Stroock & Lavan LLP referred to above.

(q) Comfort Letter. On the date of this Agreement, each time Securities are delivered to MLV as principal on a Settlement Date, promptly and in no event later than three Trading Days after each 10-K Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered after a 10-K Representation Date and during a period for which the waiver described in Section 7(n) was in effect, the Company shall cause its independent accountants to furnish MLV a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to MLV, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date, including, but not limited to, if applicable, any financial information included in an Earnings 8-K, and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than MLV.

(s) Insurance. The Company, the Operating Partnership and their respective subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(t) Compliance with Laws. The Company, the Operating Partnership and their respective subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law, rules and regulations in order to conduct their businesses as described in the Prospectus, and the Company and each of the subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to ensure that neither the Company nor the Operating Partnership will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) 1933 Act and 1934 Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and MLV in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than MLV, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by MLV as principal or agent hereunder.

(x) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(y) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

(z) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Initial Effective Date”). If, immediately prior to the third anniversary of the Initial Effective Date (the “Renewal Date”), this Agreement has not terminated and a prospectus is required to be delivered or made available by MLV under the 1933 Act or the 1934 Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the

“Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

SECTION 8. Payment of Expenses. The Company and the Operating Partnership shall pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing, filing and delivery (including postage, air freight charges and charges for counting and packaging) to MLV of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any new registration statement containing the Prospectus, (ii) the preparation, printing, authentication, issuance and delivery to MLV of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to MLV, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to MLV, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of Hunton & Williams LLP, counsel for MLV, in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing, filing and delivery (including postage, air freight charges and charges for counting and packaging) to MLV of copies of the Prospectus, of each Issuer Free Writing Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to MLV of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Series B Preferred Stock, (ix) the fees and expenses incurred in connection with the listing and maintenance of the Placement Securities on the NYSE, (x) the fees and expenses, if any, incurred with respect to any filing with FINRA and (xi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Placement Securities.

SECTION 9. Conditions of MLV’s Obligations. The obligations of MLV hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice. The Company shall have paid the required Commission filing fees relating to the Securities.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any Subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the

Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. MLV shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in MLV’s opinion is material, or omits to state a fact that in MLV’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change, or any development or event that could reasonably be expected to result in a change, that has had or reasonably could be expected to have, a Material Adverse Effect.

(e) Opinions of Counsel for Company. MLV shall have received the favorable opinions of Company Counsel, or other counsel satisfactory to MLV, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f) Opinion of Counsel for MLV. MLV shall have received the favorable opinion of Hunton & Williams LLP required to be delivered pursuant to Section 7(p) on or before the date on which the delivery of such opinion is required pursuant to Section 7(p).

(g) Representation Certificate. MLV shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) Accountant’s Comfort Letter. MLV shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i) Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to notice of issuance.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) 1933 Act Filings Made. All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l) Series B Articles Supplementary. The Series B Articles Supplementary shall have been duly authorized, executed and filed by the Company with SDAT and in full force and effect.

(m) Amendment No. 6 to Operating Partnership Agreement. Amendment No. 6 to the Operating Partnership Agreement shall have been duly executed and delivered by the general partner of the Operating Partnership and in full force and effect.

(n) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by MLV by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 19 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification of MLV. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless MLV, its affiliates, as such term is defined in Rule 50l(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls MLV within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included therein, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 10(c) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by MLV), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or in the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by MLV as aforesaid consists of the information that is set forth in the first sentence of the ninth paragraph with regard to affiliates of MLV under the caption “Plan of Distribution” in the Prospectus Supplement.

(b) Indemnification of Company, Directors and Officers and the Operating Partnership. MLV agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the Prospectus, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by MLV, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and MLV on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of MLV on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and MLV on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by MLV from the sale of the Securities on behalf of the Company.

The relative fault of the Company and the Operating Partnership on the one hand and MLV on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by MLV and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and MLV agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, MLV shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it to the public as principal or agent were offered to the public exceeds the amount of any damages which MLV has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls MLV within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and MLV’s Affiliates and selling agents shall have the same rights to contribution as MLV, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of MLV or its Affiliates or selling agents, any person controlling MLV, its officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 13. Termination of Agreement.

(a) Termination; General. MLV may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if (i) upon the reasonable request of MLV, the Company does not certify within three Trading Days of receipt of such request that there has not been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event that could reasonably be expected to result in a change, that has had or reasonably could be expected to have a Material Adverse Effect or (ii) trading in the Placement Securities has been suspended by the Commission or the NYSE but trading generally on the NYSE has not been suspended or limited.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement, by notice to MLV, in its sole discretion at any time after the date of this Agreement.

(c) Termination by MLV. Subject to Section 13(f) hereof, MLV shall have the right to terminate this Agreement, by notice to the Company, in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through MLV on the terms and subject to the conditions set forth herein that equal the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Company, as the case may be. If such termination shall occur after the sale of Placement Securities and prior to the Settlement Date, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 20 hereof (and all related defined terms) shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing (including by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto-reply) and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to MLV shall be directed to MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attention: Dean Colucci (fax no. (212) 317-1515, email: dcolucci@mlvco.com). Notices to the Company and the Operating Partnership shall be directed to each at 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Philip Mays, Chief Financial Officer (fax no. (516) 767-6497, email: pmays@cdrrt.com), with a copy to Stuart Widowski, General Counsel (fax no. (516) 767-6497, email: swidowski@cdrrt.com).

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon MLV, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than MLV, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of MLV, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from or through MLV shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof

SECTION 18. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of MLV, and MLV represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MLV or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 19. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a) MLV is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and MLV, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not MLV has advised or is advising the Company and/or the Operating Partnership on other matters, and MLV has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) MLV has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that MLV and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and MLV has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against MLV for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that MLV shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of Company or the Operating Partnership.

SECTION 20. Adjustment for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among MLV, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	Cedar Realty Trust, Inc., its general partner

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President

CONFIRMED AND ACCEPTED, as of the date first above written.

MLV & CO. LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Chief Executive Officer

SCHEDULE A

Schedule of Joint Ventures

Joint Venture	Cedar Ownership Interest
Homburg Joint Ventures	20%
Fameco Cedar Joint Ventures	60%
PCP Cedar Joint Ventures	40%
RioCan Joint Ventures	20%
Larry Hirshland Joint Venture	60%
WP Realty Joint Venture	75%

Sch. A-1

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: Cedar Realty Trust, Inc.

To: MLV & Co. LLC

Attn: Patrice McNicoll

Subject: At-The-Market Issuance—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-The-Market Issuance Sales Agreement among Cedar Realty Trust, Inc. (the “Company”), Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) and MLV & Co. LLC (“MLV”), dated May 29, 2012 (the “Agreement”), I hereby request on behalf of the Company that MLV sell up to [•] shares of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, at a minimum market price of $[•] per share.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby confirms that, as of the date of this Placement Notice, it is not in possession of any material non-public information.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY MLV, AND/OR THE CAPACITY IN WHICH MLV MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES

Company:

Bruce Schanzer, bschanzer@cdrrt.com

Philip Mays, pmays@cdrrt.com

MLV:

Randy Billhardt, rbillhardt@mlvco.com

Dean Colucci, dcolluci@mlvco.com

Ryan Loforte, rloforte@mlvco.com

Patrice McNicoll, pmcnicoll@mlvco.com

B-1

EXHIBIT C

FORM OF OFFICERS’ CERTIFICATE

I, [Name], [Title] of Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and I, [Name], [Title] of the Company, do hereby deliver this Officers’ Certificate pursuant to Section 7(n) of the At-The-Market Issuance Sales Agreement, dated May 29, 2012 (the “Agreement”), by and among the Company, Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and MLV & Co. LLC (“MLV”), under which the Company may issue and sell through MLV, acting as agent and/or principal, up to 4,000,000 shares of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, and do hereby confirm that:

(i) The representations and warranties of the Company and the Operating Partnership contained in Section 5 of the Agreement are accurate and complete; and

(ii) Each of the Company and the Operating Partnership has performed all of its covenants and other obligations pursuant to the Agreement to be performed on or prior to the date hereof and all the conditions set forth in Section 9 of the Agreement are satisfied or have been waived in writing as of the date hereof.

Name:
Title:
Date:

Name:
Title:
Date:

C-1

EXHIBIT D

FORM OF OPINION OF STROOCK & STROOCK & LAVAN LLP

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

We have acted as counsel to Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with (i) the Company’s Registration Statement on Form S-3 (No. 333-179956), including the Base Prospectus, dated May 2, 2012, filed by the Company with the Securities and Exchange Commission under the 1933 Act of 1933, as amended (the “Act”), and (ii) the issuance and sale by the Company of an aggregate of up to              shares of 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Shares”), pursuant to that certain At-the-Market Issuance Sales, dated as of May __, 2012 (the “Sales Agreement”), by and among the Company, the Operating Partnership and you, MLV & Co. LLC (“MLV”).

We are rendering this opinion to you pursuant to Section 7(o) of the Sales Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Sales Agreement.

We have examined copies of each of (i) the Sales Agreement, (ii) the Registration Statement, including the base prospectus, and the exhibits thereto, (iii) the base prospectus as supplemented by the Company’s prospectus supplement relating to the Shares, dated May __, 2012 and (iv) the charter (including the Articles Supplementary relating to the Series B Preferred Stock as filed with the SDAT) and by-laws of the Company, and the Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”) and Amendment No. 6 to the Operating Partnership Agreement, each as in effect on the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments and certificates and other communications from officers and representatives of the Company and others, and have made such examinations of law, as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to the opinions expressed below, we have relied upon (i) the representations and warranties of the Company and the Operating Partnership contained in the Sales Agreement or made pursuant thereto or in connection with the closing thereunder and (ii) statements by, and certificates of, officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America. We have, however, made an independent investigation of the Maryland General Corporation Law (consisting of an examination of such statute of such state) to the extent involved in our opinions expressed below.

For purposes of this letter, we have assumed that the Sales Agreement is a valid and binding obligation of you and is enforceable against you in accordance with its terms.

When reference is made in this opinion to “our knowledge” or to what is “known to us,” it means, unless otherwise indicated, the actual knowledge attributable to our representation of the Company of only those partners and associates who have given substantive attention to the Sales Agreement, the Registration Statement, the Prospectus and the sale of the Shares.

With respect to our opinion expressed in paragraphs 1, 3 and 4 below relating to the good standing and valid existence of each of the Company and its Subsidiaries, we have relied, with your permission, solely upon good standing certificates of public officials or upon confirmation via facsimile of good standing as an existing corporation or partnership from such public officials, copies of which are being delivered concurrently herewith.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Sales Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which the Company owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of organization, has corporate, limited partnership, or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock, partnership interests, or limited liability company interests, as the case may be, of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the Sales Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement and the Prospectus); all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of the Company has been issued or sold in violation of, or, except for the preemptive rights granted to RioCan pursuant to the RioCan Securities Purchase Agreement, was or is subject to, the preemptive, co-sale, tag-along or other similar rights of any securityholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any contract to which the Company is a party.

6. All of the outstanding Units have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and non-assessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership’s assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Registration Statement and the Prospectus, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights to purchase or subscribe for Units or any other securities of the Operating Partnership.

7. All of the 7.25% Series B Cumulative Redeemable Preferred Partnership Units (the “Series B Preferred Partnership Units”) to be issued in connection with the sale of any Shares have been duly authorized by the Operating Partnership for issuance and sale and when issued and delivered by the Operating Partnership against payment of the consideration, will be validly issued, fully paid and non-assessable. None of the Series B Preferred Partnership Units will have been issued or sold in violation of or be subject to any preemptive right or other similar rights of any stockholder of the Company or partner of the Operating Partnership arising under Maryland or Delaware law or under the charter or by-laws of the Company or the Operating Partnership Agreement or, to our knowledge, any current contract to which the Company or the Operating Partnership is a party

8. The Shares have been duly authorized and reserved for issuance and sale pursuant to the Sales Agreement and, when issued and delivered by the Company pursuant to the Sales

Agreement against payment of the consideration set forth in the Sales Agreement, will be validly issued, fully paid and non-assessable. None of the Shares will have been issued or sold in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any current contract to which the Company is party.

9. The Sales Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

10. The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule 424(b)(8) under the Act; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

11. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (in each case, other than documents incorporated by reference therein and the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

12. The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, supporting schedules or other financial data, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the Act, the 1934 Act and the rules and regulations thereunder, as applicable.

13. To our knowledge, without independent verification, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Sales Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

14. The information in the Prospectus under “Description of the Series B Preferred Stock” and “Description of Preferred Stock,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Item 1A.—Risk Factors—Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction and depress our stock price,” has been reviewed by us and to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

15. All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor any Subsidiary is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, and (ii) no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Registration Statement, including any documents incorporated by reference therein, except for such defaults that would not result in a Material Adverse Effect.

16. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the rules and regulations thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution, delivery or performance of the Sales Agreement or for the offering, issuance, sale or delivery of the Shares.

17. The authorization, execution, delivery and performance of the Sales Agreement and the consummation of the transactions contemplated in the Sales Agreement and in the Prospectus (including the issuance and sale of the Shares and the use of proceeds to the Company from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), compliance by the Company and the Operating Partnership with their obligations under the Sales Agreement and, with respect to clause (b) below, the authorization, execution and filing by the Company of the Articles Supplementary relating to the Series B Preferred Stock with the SDAT and the terms of the Series B Preferred Stock do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), (b) nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or partnership agreement of the Company or any Subsidiary, as applicable, and (c) nor will such actions result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

18. To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

19. The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Sales Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

20. The Articles Supplementary relating to the Series B Preferred Stock, including the Shares, have been duly authorized, executed and filed by the Company for record with the SDAT pursuant to the MGCL, and the number, title, par value, liquidation preference, ranking, distribution rate, distribution payment dates, redemption provisions, conversion, voting and information rights and other terms of the Series B Preferred Stock, including the Shares, have been set forth therein.

Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any such amendment became effective or as of the last “new effective date” with respect to MLV pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is furnished solely for your benefit and may not be used or relied upon by any other person without our express written consent except that Hunton & Williams LLP, counsel for MLV, may rely on the opinions set forth herein as to matters involving the laws of the State of Maryland.

Very truly yours,

EXHIBIT E

FORM OF TAX OPINION OF STROOCK & STROOCK & LAVAN LLP

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the offering by Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), of shares of its 7.25% Series B Cumulative Redeemable Preferred Stock (the “Preferred Stock”), pursuant to a registration statement on Form S-3 (File No. 333-179956) filed with the Securities and Exchange Commission and effective on May 2, 2012 (the “Registration Statement”) as described in the Prospectus Supplement dated May __, 2012 (the “Prospectus Supplement” and, together with the Prospectus dated May 2, 2012, the “Prospectus”). All capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Sales Agreement dated May __, 2012, by and among the Company, Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) and MLV & Co. LLC (“MLV”).

In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and the Prospectus; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., as amended and (iv) such other documents, records and instruments as we have deemed necessary or relevant for the purpose of this opinion. We have also reviewed the memorandum drafted by FTI Consulting and dated November 8, 2011 analyzing whether the Company’s property sales in 2011 constituted prohibited transactions. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not made an independent investigation of all of the facts, representations and covenants set forth in the Officer’s Certificate or in any other document. In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware. We have, therefore, assumed and relied on the Company’s representations that the information, statements and descriptions of the Company’s and the Operating Partnership’s businesses, properties, and activities (including as they relate to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer’s Certificate furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company, the Operating Partnership, and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents. We have assumed that any representations in the Officer’s Certificate are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such representations. Any material change or inaccuracy in the facts referred to, set forth, or assumed in or for the purposes of the Officer’s Certificate or in any other documents referred to above may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements.

Based upon and subject to the foregoing, we are of the following opinions:

1.	Commencing with its taxable year ended December 31, 1998, the Company has been operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its actual method of operation from January 1, 2012 through the date of the opinion and its proposed method of operation, as described in the Registration Statement and the Prospectus and as represented by the Company, will enable the Company to continue to so qualify for its taxable years ending December 31, 2012 and thereafter.

2.	The information in the Prospectus Supplement under “Material Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions is correct in all material respects.

This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Moreover, the Company’s qualification and taxation as a real estate investment trust depends upon the Company’s ability to meet – through actual annual operating results – the requirements under the Code regarding income, distributions, and diversity of stock ownership. Because the Company’s satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.

This opinion is furnished to you solely for use in connection with the offering of the Preferred Stock pursuant to the Prospectus.

We express no opinion as to any federal income tax issues or other matter except those set forth or confirmed above.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE IN CIRCULAR 230, WE INFORM YOU THAT (I) ANY TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES

UNDER THE CODE, (II) THE ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (III) EACH INVESTOR AND POTENTIAL INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

EXHIBIT F

PERMITTED FREE WRITING PROSPECTUSES

None.

F-1